UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 6, 2021, the Company held its 2021 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2021 Annual Meeting of Stockholders were elected as follows:

Nominee	For	Against	Abstain	Broker Non- Votes
M. S. Burke	433,222,198	9,835,065	673,277	47,545,656
T. Colbert	440,798,128	2,242,700	689,712	47,545,656
T. K. Crews	438,432,074	4,652,557	645,909	47,545,656
P. Dufour	435,653,445	7,418,898	658,197	47,545,656
D. E. Felsinger	426,671,647	16,413,288	645,605	47,545,656
S. F. Harrison	435,108,415	7,991,838	630,287	47,545,656
J. R. Luciano	418,281,479	24,100,091	1,348,970	47,545,656
P. J. Moore	411,940,358	31,114,183	675,999	47,545,656
F. J. Sanchez	440,494,416	2,588,816	647,308	47,545,656
D. A. Sandler	436,021,041	7,056,563	652,936	47,545,656
L.Z. Schlitz	438,179,889	4,882,477	668,174	47,545,656
K. R. Westbrook	382,728,185	60,262,281	740,074	47,545,656

Proposal No. 2. The appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2021 was ratified at the meeting by the following votes:

For	Against	Abstain
474,875,887	15,392,067	1,008,242

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non- Votes
381,294,705	60,915,760	1,520,075	47,545,656

Proposal No. 4. The Stockholder Proposal Regarding Shareholder Aggregation for Proxy Access failed by the following votes:

For	Against	Abstain	Broker Non- Votes
133,772,672	307,241,974	2,715,894	47,545,656

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 11, 2021	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel, and Secretary